Exhibit 99.1

Certification

To the extent required by the Sarbanes-Oxley Act of 2002, each of the undersigned officers does hereby certify, that to the best of his knowledge:

(a)	The Quarterly Report on Form 10-Q of the registrant, to which this certification is attached as an exhibit, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ David Reese
David Reese
Chairman, Chief Executive Officer and Director

/s/ Christopher C. Cline
Christopher C. Cline
Chief Financial Officer
(Principal Financial and Accounting Officer)

August 13, 2002